Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000 www.targaresources.com
Targa Resources Partners LP Provides Information Update
Regarding Pending Drop Down Transaction
HOUSTON, April 8, 2010 — Targa Resources Partners LP (NYSE: NGLS) (“Targa Resources Partners” or the “Partnership”) previously announced on March 31, 2010 that it has agreed to acquire from Targa Resources, Inc. (“Targa”) certain natural gas gathering and processing businesses located in West Texas known as Targa’s West Texas Assets and certain of its Louisiana Coastal Straddle Plants. The total value of the transaction is approximately $420 million, subject to certain adjustments. The pending acquisition of the West Texas and Coastal Straddle assets along with the $530 million acquisition of the Downstream assets which closed in September 2009 are expected to provide significant Adjusted EBITDA contributions to the Partnership in 2010. We have received inquiries regarding estimated Adjusted EBITDA related to the assets to be acquired from Targa, the expected performance of the combined entity, as well as the specific timing for the distribution increase that management previously announced that it intends to recommend in connection with the pending drop down transaction.
In response to those inquiries, the Partnership is providing the following with respect to the pending acquisition and estimated 2010 annual results. Based on the assumptions outlined below, the Partnership estimates that its full year Adjusted EBITDA will be approximately $310 million to $330 million (see the section of this release entitled “Non-GAAP Financial Measures” for a discussion of Adjusted EBITDA and a reconciliation of this measure to the comparable GAAP measure). These estimates assume closing of the pending acquisition from Targa effective April 1, 2010 and the inclusion of the results of operations of the West Texas and Coastal Straddle assets in the Partnership’s results for the second through fourth quarters of 2010. These estimates also assume current market strip prices for natural gas and crude oil and average NGL prices of approximately 55% to 60% of crude oil. The Partnership’s previously disclosed volume outlook for the gathering and processing operations remains unchanged. The estimated range of Adjusted EBITDA of the Partnership for the year ending December 31, 2010 is based on preliminary estimates and, accordingly, remains subject to change. These changes could be significant.
As previously reflected in our fourth quarter and year-end 2009 earnings release, the Partnership’s strong fourth quarter 2009 Adjusted EBITDA benefited from seasonality and earlier than normal winter weather in the marketing segments of the Downstream Business which accelerated sales volumes and margin into the fourth quarter of 2009 at the expense of the first quarter of 2010. The fourth quarter of 2009 also benefited from year-end take-or-pay payments within the Logistics Assets segment. As also previously discussed, the first quarter 2010 results are expected to be affected by plant turnarounds at several facilities in the Logistics Assets segment and lower average hedged prices as compared to the fourth quarter. Although we are in the early stages of compiling our financial results for the first quarter of 2010, our preliminary estimated results indicate Adjusted EBITDA of the Partnership for the quarter will approximate $58 million to $62 million. At this level of Adjusted EBITDA management does not expect any requirement for distribution support from Targa. Our current estimated range of Adjusted EBITDA for the first quarter of 2010 is based on preliminary estimates and, accordingly, remains subject to change. These changes could be significant.
The Partnership also previously announced that management expects to recommend to the board of directors of the Partnership’s general partner an increase in the annual distribution rate to $2.11 per common unit from the current distribution rate of $2.07 per common unit. The second quarter distribution declaration (if approved by the board) is expected to be made in July 2010 and paid in August 2010, so that the expected distribution increase will take effect for the quarter that includes the Adjusted EBITDA related to the pending acquisition.
About Targa Resources Partners
Targa Resources Partners was formed by Targa to engage in the business of gathering, compressing, treating, processing and selling natural gas and fractionating and selling natural gas liquids and natural gas liquids products. Targa Resources Partners owns an extensive network of integrated gathering pipelines and seven natural gas processing plants and currently operates in Southwest Louisiana, the Permian Basin in West Texas and the Fort Worth Basin in North Texas. Additionally, our natural gas liquids logistics and marketing assets are located primarily at Mont Belvieu and Galena Park near Houston, Texas and in Lake Charles, Louisiana with terminals and transportation assets across the United States. A subsidiary of Targa is the general partner of Targa Resources Partners.
Targa Resources Partners’ principal executive offices are located at 1000 Louisiana, Suite 4300, Houston, Texas 77002, and its telephone number is 713-584-1000. For more information, visit www.targaresources.com.
Non-GAAP Financial Measures
This press release and accompanying schedules include the non-GAAP financial measure Adjusted EBITDA. The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP financial measure should not be considered as an alternative to the GAAP measure of net income or any other GAAP measure of liquidity or financial performance.
Adjusted EBITDA—The Partnership defines Adjusted EBITDA as net income attributable to Targa Resources Partners LP before interest, income taxes, depreciation and amortization and non-cash income or loss related to derivative instruments. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of the Partnership’s financial statements such as investors, commercial banks and others, to assess: (1) the financial performance of the Partnership’s assets without regard to financing methods, capital structure or historical cost basis; (2) the Partnership’s operating performance and return on capital compared to other companies in the midstream energy sector, without regard to financing or capital structure; and (3) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
The economic substance behind management’s use of Adjusted EBITDA is to measure the ability of the Partnership’s assets to generate cash sufficient to pay interest costs, support indebtedness and make distributions to unitholders. The GAAP measure most directly comparable to Adjusted EBITDA is net income attributable to Targa Resources Partners LP. The Partnership’s non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to GAAP net income attributable to Targa Resources Partners LP. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income attributable to Targa Resources Partners LP and is defined differently by different companies, the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these learnings into its decision-making processes.

	Twelve Months Ended
	December 31, 2010
	Low Range	High Range
	($ in millions)
Reconciliation of net income (loss) attributable to Targa
Resources Partners LP to Adjusted EBITDA:
Net income to Targa Resources Partners LP	$88.0	$108.0
Add:
Interest expense, net	71.0	71.0
Income tax expense	1.5	1.5
Depreciation and amortization expense	123.0	123.0
Non-cash loss related to derivatives	28.0	28.0
Noncontrolling interest adjustment	(1.5)	(1.5)

Adjusted EBITDA	$310.0	$330.0

Note:	The above reconciliation includes results from West Texas and Coastal Straddle assets for the second quarter through the fourth quarter. All figures are estimates.

	Three Months Ended
	March 31, 2010
	Low Range	High Range
	($ in millions)
Reconciliation of net income (loss) attributable to Targa
Resources Partners LP to Adjusted EBITDA:
Net income to Targa Resources Partners LP	$9.0	$13.0
Add:
Interest expense, net	16.0	16.0
Income tax expense	0.5	0.5
Depreciation and amortization expense	26.0	26.0
Non-cash loss related to derivatives	7.0	7.0
Noncontrolling interest adjustment	(0.5)	(0.5)

Adjusted EBITDA	$58.0	$62.0

Note:	The above reconciliation does not include results from West Texas and Coastal Straddle assets All figures are estimates.
Forward-Looking Statements
Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, including estimates and projections of Adjusted EBITDA, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Investor contact:
713-584-1133
Anthony Riley
Sr. Manager — Finance / Investor Relations
Matthew Meloy
Vice President — Finance and Treasurer

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